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                                                                  EXHIBIT 5.1

                    Fried, Frank, Harris, Shriver & Jacobson
                         1001 Pennsylvania Avenue, N.W.
                             Washington, D.C. 20004
                                 (202) 639-7000
                              FAX: (202) 639-7004


                               September 13, 2000

CoStar Group, Inc.
2 Bethesda Metro Center
Bethesda, MD  20814

Ladies and Gentlemen:

         We are acting as special counsel for CoStar Group, Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to a Registration Statement on Form S-8, of 950,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), issuable upon the exercise of options which may be granted under the CoStar 1998 Stock Incentive Plan, as amended (the "Plan").

         With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. In all examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties contained in the documents and certificates and oral or written statements and other information of or from representatives of the Company and others and assume compliance on the part of all parties to the documents with their covenants and agreements contained therein.

         Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares to be registered pursuant to the Registration Statement, when issued, delivered and paid for in accordance with the terms of the Plan and any





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agreement applicable to such Shares (with the consideration received by the
Company being not less than the par value thereof) will be validly issued, fully paid and non-assessable.

         The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, the Delaware Constitution and reported judicial decisions interpreting those laws, each as currently in effect. We assume no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof.

         The opinion expressed herein is solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-8 relating to the registration of the Shares. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.



                                              Very truly yours,

                                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON



                                    By:                  /s/
                                         --------------------------------------
                                                     Lanae Holbrook